Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 94 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, and Fidelity Advisor Global Capital Appreciation Fund of our report dated December 14, 2009; Fidelity Advisor Japan Fund and Fidelity Advisor Latin America Fund of our report dated December 11, 2009; Fidelity Advisor Overseas Fund of our report dated December 17, 2009; and Fidelity Advisor Value Leaders Fund of our report dated December 15, 2009, on the financial statements and financial highlights included in the October 31, 2009 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

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/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
December 24, 2009